As filed with the Securities and Exchange Commission on January 8, 2016

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Willis Towers Watson Public Limited Company

(Exact name of registrant as specified in its charter)

Ireland	98-0352587
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

c/o Willis Group Limited

51 Lime Street, London EC3M 7DQ, England

(Address, including Zip Code, of Principal Executive Offices)

Matthew S. Furman, Esq.

General Counsel

Willis Towers Watson Public Limited Company

Brookfield Place

200 Liberty Street, 7th Floor

New York, New York 10281

(212) 915-8249

(Name, address and telephone number, including area code, of agent for service)

with copies to:

Michael J. Aiello, Esq.

P.J. Himelfarb, Esq.

Weil, Gotshal & Manges LLP

767 Fifth Avenue

New York, New York 10153

(212) 310-8000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement as determined by the Registrant.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Ordinary Shares, $0.000304635 nominal value per share	33,036	$114.33	$3,776,964.08	$380.34

(1)	Ordinary Shares, $0.000304635 nominal value per share (“Ordinary Shares”) of Willis Towers Watson Public Limited Company (“WTW” or the “Registrant”) underlying awards granted by Towers Watson & Co. (“Towers Watson”) prior to the merger of a subsidiary of WTW with and into Towers Watson, effective January 4, 2016 (the “Merger”), to individuals who were former employees of Towers Watson or its subsidiaries under the Towers Watson Amended and Restated 2009 Long Term Incentive Plan, as amended on January 4, 2016, and the Extend Health Amended and Restated 2007 Equity Incentive Plan, January 4, 2016 (collectively, the “Towers Watson Plans”), which awards were adjusted appropriately and assumed by WTW pursuant to the Agreement and Plan of Merger entered into between WTW and Towers Watson, dated as of June 29, 2015 (as amended, the “Merger Agreement”) at the effective time of the Merger. Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional Ordinary Shares that become issuable under the foregoing equity awards by reason of any stock dividend, stock split, recapitalization or other similar transaction which results in an increase in the number of the Registrant’s outstanding Ordinary Shares.
(2)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) and (h) under the Securities Act on the basis of (a) (i) $124.28, which is the average of the high and low prices per Ordinary Share as reported on the NASDAQ Global Select Market LLC (the “NASDAQ”) on January 5, 2016 and (ii) 16,367 outstanding restricted stock units granted pursuant to the Towers Watson Amended and Restated 2009 Long Term Incentive Plan, as amended on January 4, 2016 and (b) $105.18, which is the weighted average exercise price for Ordinary Shares subject to 16,563 outstanding stock options granted pursuant to the Towers Watson Amended and Restated 2009 Long Term Incentive Plan, as amended on January 4, 2016 and $7.33, which is the weighted average exercise price for Ordinary Shares subject to 106 outstanding stock options granted pursuant to the Extend Health Amended and Restated 2007 Equity Incentive Plan.

EXPLANATORY NOTE

Pursuant to the Merger Agreement, all outstanding restricted stock unit awards to receive Towers Watson common stock upon vesting and all outstanding options to purchase shares of common stock of Towers Watson under the Towers Watson Plans were converted into restricted stock unit awards to receive and options to purchase Ordinary Shares, respectively and effective upon the Merger, in accordance with the conversion mechanics specified in the Merger Agreement. This Registration Statement has been filed to register 33,036 Ordinary Shares underlying restricted stock units and options outstanding on January 4, 2016 held by former employees of Towers Watson or its subsidiaries assumed by WTW pursuant to the Merger Agreement.

This Registration Statement contains the prospectus to be used in connection with these offers and sales. The form of prospectus is to be used by us in connection with the offer and sale by us of Ordinary Shares upon exercise or settlement of equity awards under the Towers Watson Plans.

PROSPECTUS

WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY

33,036 ORDINARY SHARES

This prospectus relates to Ordinary Shares issuable upon the vesting of restricted stock units and exercise of options that are currently outstanding and held by eligible former employees of Towers Watson or its subsidiaries under the Towers Watson Plans. Eligible former employees of Towers Watson refer to individuals who were former employees of Towers Watson or its subsidiaries as of January 4, 2016, the effective date of the Merger.

This prospectus also covers such additional Ordinary Shares that may become available from time to time under the Towers Watson Plans. We will receive the exercise or purchase price of certain share-based awards under the Towers Watson Plans if and when such awards are exercised or purchased. We will not receive any proceeds if the share-based awards are exercised on a cashless basis.

Our Ordinary Shares are listed on NASDAQ under the symbol “WLTW.” The closing price of an Ordinary Share on January 5, 2016 was $125.84.

Investing in our Ordinary Shares involves risks. See the information included and incorporated by reference in this prospectus for a discussion of the factors you should carefully consider before deciding to purchase these securities, including the information under “Item 1A Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2014, which are incorporated by reference herein, and under similar headings in our subsequently filed quarterly reports on Form 10-Q, to read about factors you should consider before investing in our Common Stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

PROSPECTUS SUMMARY

This prospectus covers the offer and sale by us of our Ordinary Shares upon the vesting of restricted stock units and exercise of options that are currently outstanding and held by eligible former employees of Towers Watson or its subsidiaries under the Towers Watson Plans. You should rely only on the information we have provided or incorporated by reference in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representation. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this prospectus is accurate only as of the date on the front of the prospectus and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any sale of a security.

The registration statement (including the exhibits) of which this prospectus is a part contains additional information about us and the Ordinary Shares offered by this prospectus. We may in the future file certain other legal documents which could affect the terms of the Ordinary Shares offered by this prospectus as exhibits to reports we file with the Securities and Exchange Commission (the “Commission”). The registration statement and the reports can be read at the Commission website (www.sec.gov) or at the Commission offices mentioned under the heading “Where You Can Find Additional Information.”

To understand the offering of these Ordinary Shares fully, you should read this entire document carefully, including particularly the “Risk Factors” section and the documents identified under the heading “Where You Can Find Additional Information.”

Unless otherwise stated, or the context otherwise requires, references in this prospectus to “WTW,” “we,” “us,” “our” and the “Company” are to Willis Towers Watson Public Limited Company and its consolidated subsidiaries.

WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY

WTW (formerly “Willis Group Holdings Public Limited Company”) is a leading global risk advisory, re/insurance broking and human capital and benefits firm. With roots dating to 1828, WTW operates on every continent, offering its clients superior expertise, teamwork, innovation and market-leading products and professional services in risk management and transfer. Its experts rank among the world’s leading authorities on analytics, modelling and mitigation strategies at the intersection of global commerce and extreme events.

On January 4, 2016, WTW completed its combination with Towers Watson through the Merger. Towers Watson is a leading global professional services company that helps organizations improve performance through effective people, risk and financial management. With associates around the world, Towers Watson offers consulting, technology and solutions in the areas of benefits, talent management, rewards, and risk and capital management.

WTW is organized in Ireland. WTW’s principal executive office is located at: 51 Lime Street, London EC3M 7DQ, England (TEL: Tel: +44 20 3124 6000). WTW’s website address is www.willis.com; however, the information on WTW’s website is not a part of this prospectus.

RISK FACTORS

Ordinary Shares issuable pursuant to the Towers Watson Plans are subject to risks associated with all of our Ordinary Shares. These risk factors are set forth in our most recent Annual Report on Form 10-K for the fiscal year ended December 31, 2014, incorporated herein by reference, and under similar headings in our subsequently filed quarterly reports on Form 10-Q and annual reports on Form 10-K, as well as the other risks and uncertainties described in any applicable prospectus supplement and in the other documents incorporated by reference in this prospectus. See the section entitled “Where You Can Find Additional Information” in this prospectus. The risks and uncertainties discussed in the documents incorporated by reference in this prospectus are those we currently believe may materially affect us. Additional risks and uncertainties not presently known to us or that we currently believe are immaterial also may materially and adversely affect our business, financial condition and results of operations.

FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference into this prospectus, contain both historical and forward-looking statements. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”). These forward-looking statements are not based on historical facts, but rather reflect WTW’s current expectations concerning future results and events. Forward-looking statements generally will be accompanied by words such as “anticipate,” “believe,” “plan,” “could,” “should,” “estimate,” “expect,” “forecast,” “outlook,” “guidance,” “intend,” “may,” “might,” “will,” “possible,” “potential,” “predict,” “project,” or other similar words, phrases or expressions. Similarly, statements that describe WTW’s objectives, plans or goals are or may be forward-looking statements. These forward-looking statements involve known and unknown risks, uncertainties and other factors that are difficult to predict and which may cause the actual results, performance or achievements of WTW to be different from any future results, performance and achievements expressed or implied by these statements. There may be additional risks, uncertainties and factors that WTW does not currently view as material or that are not necessarily known. The forward-looking statements included in this prospectus are only made as of the date of this prospectus, and WTW does not have any obligation to publicly update any forward-looking statements to reflect subsequent events or circumstances.

DESCRIPTION OF THE PLANS

This prospectus relates to Ordinary Shares which may be acquired upon the vesting of restricted stock units and exercise of options that are currently outstanding and held by eligible former employees of Towers Watson or its subsidiaries under the Towers Watson Plans. A description of the material terms of the Towers Watson Plans is included below.

The following description is only a summary of the principal provisions of the Towers Watson Plans and is qualified in its entirety by the terms of the Towers Watson Plans. If the information in this “Description of the Plans” differs from the information in any Towers Watson Plan, you should rely on the information in such Towers Watson Plan. See “Where You Can Find Additional Information” on how you may obtain a copy of the complete text of the Towers Watson Plans and additional information upon request from WTW. The Towers Watson Plans are not qualified under Section 401(a) of the Internal Revenue Code (the “Code”) nor are they subject to the Employee Retirement Income Security Act.

Administration

The Board of Directors of WTW (the “Board”) or a committee of the Board of Directors (the “Committee”) administers the Towers Watson Plans. In addition, the Committee and/or the Board (the “Administrator”) is authorized to interpret the Towers Watson Plans, to establish, amend and rescind any rules and regulations relating to the Towers Watson Plans, to determine the terms and provisions of any agreements entered into under the Towers Watson Plans, and to make all other determinations necessary or advisable to administer the Towers Watson Plans. The determinations of the Administrator in the administration of the Towers Watson Plans are final and conclusive.

Eligibility

Generally, employees, directors, officers and/or consultants of Towers Watson and its subsidiaries before the Merger were eligible to receive awards under the Towers Watson Plans.

Awards under the Plans

The Towers Watson Plans provide that the Administrator may grant stock options and restricted stock units to eligible service providers. The type, terms and conditions of each award are set forth in a separate agreement with the person receiving the award.

Nonqualified Stock Options, or “NQSOs,” that were granted under the Towers Watson Plans provide for the right to purchase Ordinary Shares at a specified price which may not be less than fair market value of such shares on the date of grant, and usually become exercisable (in the discretion of the Administrator) in one or more installments after the grant date, subject to the satisfaction of individual or company performance criteria or subject to other conditions, such as continued employment, in each case as established by the Administrator. NQSOs may be granted for any term of up to ten years specified by the Administrator.

For the purposes of the Towers Watson Plans, as long as Ordinary Shares are traded on any established stock exchange, the fair market value of an Ordinary Share as of a given date will either be (a) the closing price or (b) last reported sale price, of an Ordinary Share on the date or, if that date is not a trading day, the closing price of an Ordinary Share on the immediately preceding trading date, for which such price was reported. If Ordinary Shares are not traded on any established stock exchange, then the Board or Administrator, as provided in the applicable Towers Watson Plan, may generally determine the fair market value in its good faith discretion.

Incentive Stock Options, or “ISOs,” that were granted under the Towers Watson Plans provide for the right to purchase Ordinary Shares at a specified price and usually will become exercisable (in the discretion of the Administrator) in one or more installments after the grant date, subject to the satisfaction of individual or company performance criteria or subject to other conditions, such as continued employment, in each case as established by the Administrator. All ISOs must be granted within ten years of the effective date of the Towers Watson Plans, and no ISO is exercisable at any time after the expiration of ten years from the grant date. ISOs are designed to comply with the applicable provisions of the Code, and are subject to certain restrictions contained in the Code. Among such restrictions, ISOs must have an exercise price not less than the fair market value of an Ordinary Share on the date of grant, may only be granted to employees, must expire within a specified period of time following the optionee’s termination of employment, and must be exercised within ten years after the date of grant, but may be subsequently modified to disqualify them from treatment as ISOs. The total fair market value of shares with respect to which an ISO is first exercisable by an optionee during any calendar year cannot exceed $100,000. To the extent any of these limits are exceeded or otherwise not met, the options granted are NQSOs. In the case of an ISO granted to an employee who owned (or was deemed to own) at least 10% of the total combined voting power of all classes of shares on the date of grant, the exercise price must be at least 110% of the fair market value of an Ordinary Share on the date of grant and the ISO must expire no later than the fifth anniversary of the date of its grant.

The methods by which the exercise price of an ISO or NQSO may be paid are generally expected to be (i) cash or cash equivalent, (ii) delivery of shares of Ordinary Shares having a fair market value on the date of delivery equal to the aggregate exercise price of the option or exercised portion thereof, (iii) a broker-assisted cashless exercise, (iv) any other method specified by the Administrator, or (v) any combination of these methods.

Restricted stock units represent the right to receive Ordinary Shares upon the satisfaction of individual or company performance criteria or subject to other conditions, such as continued employment, in each case as established by the Administrator.

Non-transferability

In general, no award under the Towers Watson Plans is assignable or transferable except by will or the laws of descent and distribution, or, in the case of awards other than ISOs, as the Administrator may otherwise specify to members of a participant’s immediate family.

Award Agreement

A written agreement states the terms and conditions, as determined by the Administrator, which apply to each grant or award under the Towers Watson Plans, in addition to the terms and conditions specified in each Towers Watson Plan.

Adjustments

In the event of any change with respect to the outstanding Ordinary Shares by reason of any recapitalization, reclassification, dividend, extraordinary dividend, share split, reverse share split or other distribution with respect to the Ordinary Shares, or any merger, reorganization, consolidation, combination, spin-off; or other similar corporate change, or any other change affecting the Ordinary Shares, the Administrator in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the Towers Watson Plans, shall adjust the number and class of Ordinary Shares that may be delivered under the Towers Watson Plans and/or the number, class, and price of Ordinary Shares covered by each outstanding Award, subject to applicable laws.

Change in Control

In the event of a merger or change in control, each outstanding award shall be treated as the Administrator determines, including, without limitation, that each award be assumed or an equivalent award substituted by the successor corporation or a parent or subsidiary of the successor corporation. The Administrator will not be required to treat all awards similarly in the transaction. Unless otherwise determined by the Administrator, with respect to any award, the award shall fully vest (and, as applicable become fully exercisable or payable) immediately prior to the change in control unless the award is assumed by, or a reasonably equivalent award is substituted for, the award in connection with the change in control.

Amendment/Termination

The Administrator may amend or terminate the Towers Watson Plans or any portion of the Towers Watson Plans at any time, provided that shareholder approval of an amendment is obtained in order to comply with any applicable laws. However, the Administrator generally may not amend an award without the consent of a participant if the amendment would diminish or impair the rights of the participant under any award previously granted under the Towers Watson Plans.

Federal Income Tax Consequences

The U.S. federal income tax consequences of participating in the Towers Watson Plans is set forth below. This description is based upon an analysis of the present provisions of the Code and the regulations promulgated under the Code, all of which may change. State and local taxes and taxes under the non-US laws may also apply to a participant in the jurisdiction in which he or she works and/or resides, but the consequences of state, local and non-U.S. tax laws are not discussed in this document. The following discussion is only a summary. You should consult your personal tax advisor regarding the federal, state and local tax consequences to you of participating in any of the Towers Watson Plans.

Nonqualified Stock Options

For U.S. federal income tax purposes, if an optionee is granted NQSOs under the Towers Watson Plans, the optionee will not have taxable income on the grant of the option, nor will WTW be entitled to any deduction. Generally, on exercise of NQSOs the optionee will recognize ordinary income, and WTW will be entitled to a deduction, in an amount equal to the difference between the option exercise price and the fair market value of an Ordinary Share on the date each such option is exercised. The optionee’s basis for the stock for purposes of determining gain or loss on subsequent disposition of such shares generally will be the fair market value of the Ordinary Shares on the date the optionee exercises such option. Any subsequent gain or loss will be generally taxable as capital gains or losses.

Incentive Stock Options

There is no taxable income to an optionee when an optionee is granted an ISO. However, the amount by which the fair market value of the shares at the time of exercise exceeds the option exercise price will be an “item of adjustment” for the optionee for purposes of the alternative minimum tax. Gain realized by the optionee on the sale of an ISO is taxable at capital gains rates, and no tax deduction is available to WTW, unless the optionee disposes of the shares within (1) two years after the date of grant of the option or (2) within one year of the date the shares were transferred to the optionee. If the shares are sold or otherwise disposed of before the end of the two-year and one-year periods specified above, the difference between the option exercise price and the fair market value of the shares on the date of the option’s exercise (or, if less, the amount by which the sale price exceeds the exercise price) will be taxed at ordinary income rates, and WTW will be entitled to a deduction to the extent the optionee must recognize ordinary income. If such a sale or disposition takes place in the year in which the optionee exercises the option, the income the optionee recognizes upon sale or disposition of the shares will not be considered income for alternative minimum tax purposes. Otherwise, if the optionee sells or otherwise disposes of the shares before the end of the two-year and one-year periods specified above, the maximum amount that will be included as alternative minimum tax income is the gain, if any, the optionee recognizes on the disposition of the shares.

With some exceptions, an ISO will not be treated as an ISO if it is exercised more than 90 days following termination of employment. If an ISO is exercised at a time when it no longer qualifies as an ISO, the option will be treated as an NQSO.

Restricted Stock Units

In the case of an award of restricted stock units, the participant generally will not recognize taxable income at the time of grant. The participant will generally recognize ordinary income when the shares are delivered in payment of the award, in an amount equal to the fair market value of any Ordinary Shares received on the date of payment or delivery. WTW will be entitled to a deduction in an amount equal to the taxable income recognized by the participant. When shares are delivered, a participant takes a tax basis in each share for purposes of determining gain or loss on subsequent disposition of such share generally equal to the fair market value of the share on the date of receipt. Any subsequent gain or loss will be generally taxable as capital gains or losses.

Withholding Taxes

WTW will withhold applicable taxes with respect to ordinary income realized upon the exercise of NQSOs or vesting of restricted stock units.

Effect Upon the Company

WTW will generally be entitled to a tax deduction equal to amounts included in ordinary income by a participant at the time of this inclusion.

Restrictions on Resale of Shares by Affiliates

All Ordinary Shares acquired by “affiliates” pursuant to a registration statement under the Securities Act of 1933, as amended, including shares acquired pursuant to the Towers Watson Plans, will be considered “control securities.” Therefore, the affiliate may sell these shares only under an effective registration statement or an exemption from registration. “Affiliates” of WTW cannot use this prospectus for reoffers or resales of Ordinary Shares acquired pursuant to the Towers Watson Plans. For these purposes, an “affiliate” of WTW means any person who, directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with WTW. To avoid potential infringement of the requirements of the Securities Act, each executive officer of WTW should assume that he or she will be considered an affiliate of WTW. Rule 144 under the Securities Act provides the exemption from registration most frequently relied upon for resale of control securities. The rule requires sales to be effected in “broker’s transactions,” as defined in the rule, and a written notice of each sale must be filed with the SEC at the time of the sale. The rule also limits the number of shares which may be sold in any three-month period to the greater of (a) 1% of the outstanding common shares or (b) the average weekly reported volume of trading in the shares on all securities exchanges during the four calendar weeks preceding the filing of the required sale notice with the SEC. The holding period under Rule 144 applicable to restricted securities is not applicable to a resale of shares acquired under the Towers Watson Plans to the extent such shares are registered under the Securities Act.

Shares Covered by the Assumed Awards under the Towers Watson Plans

The 33,036 Ordinary Shares covered by this prospectus are issuable pursuant to awards granted to eligible former employees of the Towers Watson Plans which WTW assumed in connection with the Merger.

USE OF PROCEEDS

Any proceeds we receive from the exercise of certain share-based awards under the Towers Watson Plans, if and when such awards are exercised, will be used for general corporate purposes.

DESCRIPTION OF CAPITAL STOCK

General

The following description of WTW’s ordinary shares is a summary. This summary is not complete, is subject to the Irish Companies Act, 2014 (the “Irish Companies Act”) and is qualified in its entirety by reference to WTW’s constitution, which is comprised of its memorandum and articles of association (hereinafter referred to as the “constitution” or, as appropriate, the “memorandum” and / or the “articles of association”), which are incorporated herein by reference. For more information on how you can obtain copies of these documents, see the section entitled “Where You Can Find Additional Information.” You are urged to read the WTW constitution in its entirety.

WTW’s authorized share capital consists of 40,000 ordinary shares with a nominal value of €1 per share, 1,510,003,775 ordinary shares with a nominal value of US$0.000304635 per share and 1,000,000,000 preferred shares with a nominal value of US$0.000115 per share. The authorized share capital includes 40,000 ordinary shares with a nominal value of €1 per share in order to satisfy statutory requirements for all Irish public limited companies commencing operations.

Ordinary Shares

All issued and outstanding shares of ordinary shares are identical and the holders of such shares are entitled to the same rights and privileges, except as provided in the articles of association as described below.

Voting Rights. The articles of association provide that all resolutions shall be decided by a poll. Every shareholder shall have one vote for each ordinary share that he or she holds as of the record date for the meeting. Voting rights may be exercised by shareholders registered in WTW’s share register as of the record date for the meeting or by a duly appointed proxy of such a registered shareholder, which proxy need not be a shareholder. Where interests in shares are held by a nominee trust company this company may exercise the rights of the beneficial holders on their behalf as their proxy. All proxies must be appointed in the manner prescribed by the articles of association. WTW’s board of directors may from time to time permit appointments of a proxy to be made by means of a telephonic, electronic or internet communication or facility.

Irish company law requires “special resolutions” of the shareholders at a general meeting to approve certain matters. A special resolution requires the approval of not less than 75% of the votes of shareholders cast at a general meeting where a quorum is present. This may be contrasted with “ordinary resolutions,” which require a simple majority of the votes of shareholders cast at a general meeting at which a quorum is present.

Dividends. The articles of association authorize the directors to declare such dividends as appear justified from WTW’s profits without the approval of the shareholders at a general meeting. The board of directors may also recommend a dividend to be approved and declared by the shareholders at a general meeting. Any general meeting declaring a dividend and any resolution of the directors declaring a dividend may direct that the payment be made by distribution of assets, shares or cash and no dividend issued may exceed the amount recommended by the directors.

Liquidation Rights. In the event of a winding-up, the constitution provides that the ordinary shareholders are entitled to participate pro rata in a winding up, but their right to do so may be subject to the rights of any preferred shareholder to participate under the terms of any series or class of preferred shares. The constitution also provides that WTW may be wound up by unanimous vote of its shareholders.

Split, Subdivision or Combination. The articles of association provide that WTW may, by ordinary resolution, consolidate and divide all or any of its share capital into shares of larger nominal value than its existing shares or subdivide its existing share capital into shares of smaller amounts than is fixed by its constitution.

Preemptive Rights. Under Irish law, certain statutory preemption rights apply automatically in favor of shareholders where shares are to be issued for cash. The statutory preemption right can be disapplied in the constitution of a company or by a special resolution passed by the shareholders at a general meeting. A special resolution requires the approval of at least 75% of the votes cast at a general meeting of shareholders. If the statutory preemption rights are not disapplied, shares issued for cash must be offered to existing shareholders of the Company on a pro rata basis to their existing shareholding before the shares may be issued to any new shareholders. Statutory preemption rights do not apply (i) where shares are issued for non-cash consideration (such as in a stock-for-stock acquisition), (ii) to the issue of non-equity shares (that is, shares that have the right to participate only up to a specified amount in any income or capital distribution) or (iii) where shares are issued pursuant to an employee option or similar equity plan.

Listing. Immediately following the effective time of the Merger, WTW’s ordinary shares were delisted from the NYSE and relisted on the NASDAQ under the new symbol “WLTW.”

Uncertificated Shares. Under the constitution, holders of ordinary shares will not have the right to require the Company to issue certificates for their shares. The Company will only issue uncertificated ordinary shares.

Preferred Shares

In accordance with the articles of association, WTW’s directors may from time to time cause WTW to issue preferred shares. The articles of association entitle the board of directors, without shareholder approval, to determine the terms of the preferred shares WTW may issue, including with respect to whether such shares: will have preferred rights to participate in dividends WTW declares; will be entitled to claim arrears of a declared dividend out of subsequently declared dividends in priority to ordinary shareholders; may be redeemed at the WTW’s option or its shareholders’; will have voting rights (e.g., preferred shares may carry more votes per share than ordinary shares or may entitle their holders to a class vote on such matters as may be specified in the terms of the preferred shares).

PLAN OF DISTRIBUTION

Outstanding restricted stock units and options with respect to shares of common stock of Towers Watson were previously granted under the Towers Watson Plans to eligible participants and were converted to analogous restricted stock units and options with respect to Ordinary Shares pursuant to the terms of the Merger Agreement. Under the Merger Agreement, Ordinary Shares (in lieu of shares of common stock of Towers Watson) will be issued upon vesting of restricted stock units and exercise of stock options previously granted under the Towers Watson Plans, which shares will be listed on the NASDAQ. We will be responsible for the expenses of any such issuance, other than the exercise price of the options. No commissions, discounts, concessions or other compensation will be paid to any underwriter or broker-dealer in connection with such issuance.

The decision to exercise the options to purchase our Ordinary Shares or to otherwise receive our Ordinary Shares upon the vesting of the restricted stock units must be made pursuant to each investor’s evaluation of his or her best interests. Our board of directors does not make any recommendation to prospective investors. The Ordinary Shares obtained upon the exercise of options or vesting of the restricted stock units may be sold from time to time on the NASDAQ, at prices then prevailing, in negotiated transactions or otherwise.

VALIDITY OF SECURITIES

The validity under Irish law of the Ordinary Shares offered hereby will be passed on for WTW by Matheson.

EXPERTS

The consolidated financial statements of Willis Group Holdings Public Limited Company (“Willis”) as of December 31, 2014 and 2013, and for each of the three years in the period ended December 31, 2014, incorporated into this registration statement by reference from Willis’s Current Report on Form 8-K dated August 21, 2015, as amended by Willis’s Current Report on Form 8-K/A, filed on August 25, 2015, and the effectiveness of Willis’s internal control over financial reporting from Willis’s Annual Report on 10-K, have been audited by Deloitte LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The financial statements, and the related financial statement schedule, incorporated in this registration statement by reference from the Towers Watson’s Annual Report on Form 10-K for the year ended June 30, 2015, and the effectiveness of Towers Watson’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements and financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

WTW files annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information on file with the Commission at the Commission’s public reference room located at 100 F Street, NE, Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. The Commission also maintains a website that contains reports, proxy and information statements and other information that WTW files electronically with the SEC. The address of that website is www.sec.gov.

The Commission allows certain information to be incorporated by reference into this prospectus, which means we can disclose important information to you by referring you to another document filed separately with the Commission that contains that information. This prospectus incorporates by reference important business and financial information about us that is not disclosed in or delivered with this prospectus. The information incorporated by reference is deemed a part of this prospectus (except for any information superseded by information contained directly in this prospectus) and is an important part of this prospectus.

The following documents filed with the Commission by the Registrant are incorporated herein by reference:

a)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014, filed on February 24, 2015;

b)	All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Securities Exchange Act”) since the end of the fiscal year covered by the Annual Report on Form 10-K referred to in (a) above (File No. 001-16503),* including the Registrant’s Current Report on Form 8-K filed with the Commission on August 21, 2015 (as amended on August 25, 2015), providing updated Business discussion, and recast Management’s Discussion and Analysis of Financial Condition and Results of Operations, and Consolidated Financial Statements and Supplementary Data to reflect a change in the Registrant’s operating and reportable segments; and

c)	The description of the Registrant’s share capital contained in its Form 8-A filed on January 5, 2016.

*	Any report (or portion thereof) “furnished” on Form 8-K shall not be incorporated by reference.

In addition to the foregoing, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment indicating that all of the securities offered hereunder have been sold or deregistering all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be part hereof from the date of filing of such documents. The Registrant’s Securities Exchange Act file number with the Commission is 001-16503. Unless expressly incorporated into this Registration Statement, a report (or portion thereof) furnished on Form 8-K prior or subsequent to the date hereof shall not be incorporated by reference into this Registration Statement. Any statement contained in a document incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that is also incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement. Subject to the foregoing, all information appearing in this Registration Statement is qualified in its entirety by the information appearing in the documents incorporated by reference in this Registration Statement.

WTW makes available, free of charge through our website at www.willis.com, our annual reports on Form 10-K, our quarterly reports on Form 10-Q, our current reports on Form 8-K, and Forms 3, 4, and 5 filed on behalf of directors and executive officers, as well as any amendments to those reports filed or furnished pursuant to the Exchange Act as soon as reasonably practicable after such material is electronically filed with, or furnished to, the Commission. Nothing contained herein shall be deemed to incorporate information furnished to but not filed with the Commission. Unless specifically incorporated by reference in this prospectus, information on our website is not a part of the registration statement. You may also request a copy of any documents incorporated by reference in this prospectus (including any exhibits that are specifically incorporated by reference in them), at no cost, by writing or telephoning us at the following address or telephone number:

Willis Towers Watson Public Limited Company

Brookfield Place

200 Liberty Street, 7th Floor

New York, New York 10281

Attention: Investor Relations

Telephone: (212) 915-8084

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 14. Other Expenses of Issuance and Distribution.

The following statement sets forth the expenses of WTW (the “Registrant”) in connection with the offering described in this Registration Statement (all of which will be borne by the Registrant). All amounts shown are estimated.

SEC registration fee	$380
Printing expenses	3,000
Legal fees and expenses	40,000
Accounting fees and expenses	30,000
Miscellaneous expenses	0
Total	$73,380

Item 15. Indemnification of Directors and Officers.

The Registrant’s articles of association (“Articles”) provide that, subject to applicable law, the Registrant shall indemnify its directors and officers against all liabilities, loss, damage or expense incurred or suffered by such person as a director or officer. The Articles further provide that such indemnified persons shall be indemnified out of the funds of the Registrant against all liabilities incurred or suffered in defending any proceedings, whether civil or criminal, in which judgment is given in a director’s or officer’s favor, he is acquitted, or in respect of any application under the Irish Companies Act in which relief from liability is granted to him. The Articles also require the Registrant, subject to applicable law, to pay expenses incurred by a director or officer in defending any civil or criminal action or proceeding in advance of the final disposition of any such action or proceeding, provided that the indemnified person undertakes to repay the Registrant such amount if it is ultimately determined that such person was not entitled to indemnification. With regard to the Registrant’s indemnification of its directors and its secretary, the Irish Companies Act prescribes that an Irish company may only indemnify an officer for liability attaching to that officer which does not involve negligence, default, breach of duty or breach of trust and any liability incurred by an officer in respect of proceedings in which judgment is given in his favor or in which he is acquitted or where the court has granted relief, wholly or partially, on the basis that he has acted honestly and reasonably and, having regard to the circumstances of the case, ought fairly be excused. Any provision which seeks to indemnify a director or secretary of an Irish company over and above this shall be void under Irish law, whether contained in its articles of association or in any contract between the director or secretary and the Irish company.

Irish companies may take out directors and officers liability insurance, as well as other types of insurance, for their directors and officers. The Registrant has purchased and maintains a directors’ and officers’ liability policy.

Each of the Registrant and Willis North America Inc., a Delaware corporation, has entered into a deed of indemnity and indemnification agreement, respectively, with each of the directors and certain officers of the Registrant as well as certain individuals serving as directors or officers of the Registrant’s subsidiaries. These arrangements provide for the indemnification of, and advancement of expenses to, the indemnitee by the Registrant and Willis North America Inc., respectively, to the fullest extent permitted by law and include related provisions meant to facilitate the indemnitee’s receipt of such benefits.

Item 16. Exhibits.

The following documents are filed as a part of this Registration Statement or incorporated by reference herein:

Exhibit No.	Description

4.1	Memorandum and Articles of Association of the Registrant (incorporated by reference to Exhibit No. 3.1 to the Registrant’s Registration Statement on Form 8-A, filed with the Commission on January 5, 2016).

4.2	Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit No. 3.2 to the Registrant’s Current Report on Form 8-K, filed with the Commission on January 4, 2010 (File No. 001-16503)).

4.3	Towers Watson Amended and Restated 2009 Long Term Incentive Plan, as amended and restated effective January 4, 2016 (incorporated by reference to Exhibit No. 99.1 to the Registrant’s Registration Statement on Form S-8, filed with the Commission on January 5, 2016).

4.4	Extend Health Amended and Restated 2007 Equity Incentive Plan, as amended and restated effective January 4, 2016 (incorporated by reference to Exhibit No. 99.3 to the Registrant’s Registration Statement on Form S-8, filed with the Commission on January 5, 2016).

5.1*	Opinion of Matheson.

23.1*	Consent of Deloitte LLP, independent registered public accounting firm for Willis Group Holdings Public Limited Company.

23.2*	Consent of Deloitte & Touche LLP, independent registered public accounting firm for Towers Watson & Co.

23.3*	Consent of Matheson (included in its opinion filed as Exhibit 5.1 hereto).

24.1*	Power of Attorney (included on the signature pages to this Registration Statement).

*	Filed herewith.

Item 17. Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) to include any prospectus required by section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that the undertakings set forth in paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the Registration Statement as of the date the filed prospectus was deemed part of and included in the Registration Statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a Registration Statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the Registration Statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the Registration Statement relating to the securities in the Registration Statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a Registration Statement or prospectus that is part of the Registration Statement or made in a document incorporated or deemed incorporated by reference into the Registration Statement or prospectus that is part of the Registration Statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the Registration Statement or prospectus that was part of the Registration Statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of securities the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on January 8, 2016.

WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY

By:	/s/ Matthew S. Furman
Matthew S. Furman
General Counsel

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints John J. Haley, Roger Millay, Matthew S. Furman and Nicole Napolitano, and each of them (with full power to act alone), as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him or her in his or her name, place and stead, in any and all capacity, in connection with this Registration Statement, including to sign and file in the name and on behalf of the undersigned as director or officer of the registrant any and all amendments or supplements (including any and all stickers and post-effective amendments) to this Registration Statement, with all exhibits thereto, and other documents in connection therewith with the Commission and any applicable securities exchange, securities self-regulatory body or other regulatory authority, granting unto said attorneys-in-fact and agents, and each of them (with full power to act alone), full power and authority to do and perform each and every act and things requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities indicated on January 8, 2016:

Signature	Title

/s/ John J. Haley John J. Haley	Chief Executive Officer and Director (Principal Executive Officer)

/s/ Roger Millay Roger Millay	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

/s/ Dominic Casserley Dominic Casserley	Director, President and Deputy Chief Executive Officer

/s/ Anna C. Catalano Anna C. Catalano	Director

/s/ Victor F. Ganzi Victor F. Ganzi	Director

/s/ Wendy E. Lane Wendy E. Lane	Director

/s/ James F. McCann James F. McCann	Chairman and Director

/s/ Brendan R. O’Neill Brendan R. O’Neill	Director

/s/ Jaymin B. Patel Jaymin B. Patel	Director

/s/ Linda D. Rabbitt Linda D. Rabbitt	Director

Signature	Title

/s/ Paul D. Thomas Paul D. Thomas	Director

/s/ Jeffrey W. Ubben Jeffrey W. Ubben	Director

/s/ Wilhelm Zeller Wilhelm Zeller	Director

EXHIBIT INDEX

Exhibit No.	Description

4.1	Memorandum and Articles of Association of the Registrant (incorporated by reference to Exhibit No. 3.1 to the Registrant’s Registration Statement on Form 8-A, filed with the Commission on January 5, 2016).

4.2	Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit No. 3.2 to the Registrant’s Current Report on Form 8-K, filed with the Commission on January 4, 2010 (File No. 001-16503)).

4.3	Towers Watson Amended and Restated 2009 Long Term Incentive Plan, as amended and restated effective January 4, 2016 (incorporated by reference to Exhibit No. 99.1 to the Registrant’s Registration Statement on Form S-8, filed with the Commission on January 5, 2016).

4.4	Extend Health Amended and Restated 2007 Equity Incentive Plan, as amended and restated effective January 4, 2016 (incorporated by reference to Exhibit No. 99.3 to the Registrant’s Registration Statement on Form S-8, filed with the Commission on January 5, 2016).

5.1*	Opinion of Matheson.

23.1*	Consent of Deloitte LLP, independent registered public accounting firm for Willis Group Holdings Public Limited Company.

23.2*	Consent of Deloitte & Touche LLP, independent registered public accounting firm for Towers Watson & Co.

23.3*	Consent of Matheson (included in its opinion filed as Exhibit 5.1 hereto).

24.1*	Power of Attorney (included on the signature pages to this Registration Statement).

*	Filed herewith.